Exhibit 4.1

Number * *	Shares * *

7.25% SERIES A CUMULATIVE
CONVERTIBLE PREFERRED SHARES	SEE REVERSE FOR
IMPORTANT NOTICE
ON TRANSFER RESTRICTIONS
AND OTHER INFORMATION

            CUSIP 027568203

AMERICAN MORTGAGE ACCEPTANCE COMPANY
a Business Trust
Formed Under the Laws of the Commonwealth of Massachusetts

THIS CERTIFIES THAT [               ]

is the owner of  **                     **

fully paid and nonassessable 7.25% Series A Cumulative Convertible Preferred Shares ("Series A Preferred Shares") of AMERICAN MORTGAGE ACCEPTANCE COMPANY (the “Trust”), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Third Amended and Restated Declaration of Trust (“Declaration of Trust”) and the Amended and Restated Bylaws of the Trust and any amendments thereto.  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED: July 27, 2007

(SEAL)                                                                /s/ Marc. D. Schitzer
Marc D. Schitzer, Chairman of the Board

IMPORTANT NOTICE

The shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain exceptions, no Person may (1) beneficially own or constructively own Shares of the Trust in excess of 9.8% of the outstanding Shares of the Trust entitled to vote; or (2) beneficially own Shares of the Trust that would result in the Trust’s being “closely held” under Section 856(h) of the Code.  Any Person who attempts to beneficially own or constructively own Shares of the Trust in excess of the above limitations must immediately notify the Trust.  The shares most recently acquired by a person that are in excess of the 9.8% limit will not have any voting  rights and will be deemed to have been offered for sale to the Trust for a period subsequent to the acquisition. All capitalized terms in this legend have the meanings defined in the Declaration of Trust, as the same may be further amended from time to time, a copy of which including the restrictions on transfer, will be sent without charge to each shareholder who so requests.  If any Shares of the Trust become Excess Shares, such shares shall be deemed to have been automatically converted into a class of Excess Shares.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS OR SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF A SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES.  SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

Keep this certificate in a safe place.  If it is lost, stolen or destroyed, the trust will require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    - as tenants in common                                                    UNIF GIFT MIN ACT   ________________ Custodian  ________________
TEN ENT  -  as tenants by the entireties                                                                                                      (cust)                                            (Minor)
JT TEN      - as joint tenants with right                                                 under Uniform Gifts to Minors Act of _______________________
              of survivorship and not as tenants in common                                                                                                   (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
________________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
________________________________________________________________________________________________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)
                                   Series A Preferred Shares of the Trust represented by this Certificate and do hereby irrevocably constitute and appoint   attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated _______________________                                                                          x_________________________________________                           x_____________________________________________________________
NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

________________________________________________
THE SIGNATURES SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.